[TYPE]     8-K

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


    Date of Report (Date of earliest event reported)   June 23, 1997
                                                       ----------------


                        COVEST BANCSHARES, INC.
                        -------------------------
         (Exact name of registrant as specified in its charter)



    DELAWARE                     0-20160                  36-3820609
    --------                     -------                  ----------
(State or other                (Commission             (I.R.S. Employer
 jurisdiction                  File Number)          Identification No.)
of incorporation)




              749 Lee Street, Des Plaines, Illinois  60016
              --------------------------------------------
          (Address of principal executive offices) (Zip Code)



   Registrant's telephone number, including area code  (847) 294-6500
                                                       --------------




Item 5.    Other Events


On June 20, 1997, the Company issued a press release pertaining to the completion of the Stock Repurchase Program dated January 28, 1997, and the announcement of a new Stock Repurchase Program. The text of the press release is attached hereto as Exhibit 99.1.














Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 23, 1997


                                         COVEST BANCSHARES, INC.



                                      By:    /s/ Larry G. Gillie
                                          ------------------------------
                                          Name:  Larry G. Gillie
                                          Title: President &
                                                 Chief Executive Officer



                                      By:    /s/ Paul A. Larsen
                                          ------------------------------
                                          Name:  Paul A. Larsen
                                          Title: Senior Vice President &
                                                 Chief Financial Officer











EXHIBIT 99.1

DES PLAINES, June 20, 1997 -- CoVest Bancshares, Inc.
(NASDAQ: COVB) the holding company for CoVest Banc in Des Plaines, Illinois, announced the completion of the Stock
Repurchase Program dated January 28, 1997.  A total of
100,000 shares were repurchased at an average price of $17.80.

The Company's Board of Directors has approved a new Stock Repurchase Program, the Company's eleventh, enabling the Company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions.
The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 2,991,421.

As of March 31, 1997, CoVest Bancshares had consolidated assets of $552.6 million, and the Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.